Exhibit 10.1

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is dated and effective as of December 11, 2017 between CIRCOR International, Inc. a Delaware corporation (the “Company”), and Colfax Corporation, a Delaware corporation (the “Stockholder”).  The Company and the Stockholder are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Stockholder are parties to a Purchase Agreement dated as of September 24, 2017 (the “Purchase Agreement”), pursuant to which the Company will acquire the FH Business (as defined in the Purchase Agreement) from the Stockholder and its Affiliates in exchange for cash and the issuance by the Company of shares of Common Stock to the Stockholder;

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Parties to consummate the transactions contemplated by the Purchase Agreement;

WHEREAS, the transactions contemplated by the Purchase Agreement have been consummated concurrently with the execution and delivery of this Agreement and, pursuant to the Purchase Agreement, the Company has issued to the Stockholder an aggregate of 3,283,424 shares of Common Stock (the “Initial Shares”), representing approximately 19.9% (the “Initial Share Percentage”) of the total outstanding shares of Common Stock as of immediately prior to the consummation of the transactions contemplated by the Purchase Agreement; and

WHEREAS, the Parties are entering into this Agreement for the purposes of setting forth their agreement and understanding relating to the ownership of Shares by the Stockholder and certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.  For the avoidance of doubt, solely for purposes of this Agreement (and not for purposes of determining whether any Person is an Affiliate of any other Person for purposes of U.S. federal securities laws, including as such laws relate to this Agreement), neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder or any of its Subsidiaries, and neither the Stockholder nor any of its Subsidiaries shall be deemed to be any Affiliate of the Company or any of its Subsidiaries.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act.

“Blackout Period” has the meaning set forth in Section 5.2.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by Law or other governmental action to close.

“Company Competitor” means those specific competitors of the Company identified on Schedule I to this Agreement, as such Schedule I is supplemented or amended from time to time solely to add successors thereto or acquirers thereof that remain competitors of the Company as reasonably determined by the Company, in each case with the consent of the Stockholder, not to be unreasonably withheld, conditioned or delayed.

“Common Stock” means the shares of common stock of the Company, par value $0.01 per share.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increases or decreases in value as the value of any Equity Securities of the Company increases or decreases, as the case may be, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Equity Right” means, with respect to any Person, any security (including any debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted share units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Equity Securities” means (a) Shares or other capital stock or equity interests or equity-linked interests of the Company and (b) Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Shares or other capital stock or equity interests or equity-linked interests of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” has the meaning set forth in the Purchase Agreement.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect Subsidiary.

“Hedging Arrangement” means any transaction or arrangement, including through the creation, purchase or sale of any security, including any security-based swap, swap, cash-settled option, forward sale agreement, exchangeable note, total return swap or other derivative, in each case, the effect of which is to hedge the risk of owning Equity Securities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.

“Law” has the meaning set forth in the Purchase Agreement.

“Lock-Up Period” means the period from the date of this Agreement until the date that is six (6) months following the date of this Agreement.

“Other Registrable Securities” shall mean securities of the Company held by holders that are contractually entitled to include such securities in a registration statement of the Company pursuant to a written agreement entered into by the Company in compliance with this Agreement.

“Permitted Transferee” means the Stockholder and any controlled Affiliate of the Stockholder; provided that if any such transferee of Shares ceases to be a controlled Affiliate of the Stockholder, (a) such transferee shall, and the Stockholder shall procure that such transferee shall, immediately Transfer back the transferred Shares to the applicable transferor, or, if such transferor by that time is no longer a Permitted Transferee, to the Stockholder, as if such Transfer of such Shares had not taken place ab initio, and (b) the Company shall no longer, and shall instruct its transfer agent and other third parties to no longer, record or recognize such Transfer of such Shares on the stock transfer books of the Company.

“Person” means an individual, corporation, limited liability company, general or limited partnership, joint venture, association, trust, unincorporated organization, Governmental Authority, other entity or Group.

“Prohibited Transferee” means any Person who, to the knowledge of the Stockholder (with respect to clause (ii), based solely upon publicly available information), is (i) a Company Competitor or (ii) a Person or Group (other than a Permitted Transferee) who at the time of such Transfer Beneficially Owns more than 5% of the Voting Securities.

“Registrable Securities” means (a) the Initial Shares, (b) any shares of Common Stock issued or issuable with respect to the Initial Shares on or after the date of this Agreement by way of a share dividend, distribution or share split or in connection with a reclassification, exchange, readjustment or combination of shares, recapitalization, merger, consolidation, other reorganization or similar events and (c) any other shares of Common Stock that are Beneficially Owned by the Stockholder.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities if (i) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities were disposed of pursuant to Rule 144 and the restrictive legends on such Shares have been removed, (iii) such securities may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale or public information and the restrictive legend on such Shares have been removed, or (iv) such securities cease to be outstanding.

“Registration Statement” means any registration statement of the Company that covers any Registrable Securities and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein and a Takedown Prospectus Supplement in connection with a Shelf Registration Statement, all exhibits thereto and all material incorporated by reference therein.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors or representatives.

“Required Registration Statement” means a Registration Statement other than a Shelf Registration Statement that covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 5.1 pursuant to a Demand Registration on an appropriate form pursuant to the Securities Act, and which form is available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Percentage Cap” means the Initial Share Percentage; provided that (a) immediately following any Transfer of Shares by the Stockholder (other than to a Permitted Transferee), the Share Percentage Cap shall be reduced to a percentage equal to (i) the aggregate number of Shares that are Beneficially Owned by the Stockholder and its Group Members immediately following such Transfer of Shares (excluding any Shares for which Beneficial Ownership was acquired in violation of this Agreement prior to such Transfer), divided by (ii) the aggregate number of Shares outstanding immediately following such Transfer of Shares; (b) the Share Percentage Cap shall in no event be less than 5%; and (c) to the extent that any Shares that are deemed to have been Transferred pursuant to any Hedging Arrangement are subsequently returned or released to the Stockholder by a counterparty with respect to such Hedging Arrangement (including as a result of the Stockholder electing cash settlement of such Hedging Arrangement), such Shares shall be treated as if they had not been Transferred by the Stockholder for purposes of this Agreement and the Share Percentage Cap shall be adjusted accordingly.

“Shares” means (a) the Initial Shares, (b) any Equity Securities issued or issuable with respect to the Initial Shares on or after the date of this Agreement by way of a share dividend or share split, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (which, for the avoidance of doubt, includes the successor company) and (c) any other Equity Securities held or Beneficially Owned by the Stockholder or any of its Affiliates.

“Standstill Level” means, as of any date, a number of Shares equal to (a) the Share Percentage Cap, multiplied by (b) the number of shares of Common Stock outstanding on such date.

“Standstill Period” means the period beginning on the date of this Agreement and ending on the first Business Day following the later of the date on which the Stockholder and its Group Members collectively Beneficially Own a number of Shares less than 5% of the then issued and outstanding shares of Common Stock.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries.

“Voting Securities” means the Shares and any other securities of the Company entitled to vote at any meeting of stockholders of the Company.

Section 1.2.           Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section

Agreement	Preamble
Automatic Shelf Registration Statement	Section 5.1(b)
Blackout Period	Section 5.2
Company	Preamble
Demand Registration	Section 5.1
Initial Share Percentage	Recitals
Initial Shares	Recitals
Lock-Up Period Permitted Transfer	Section 2.1(a)
Other Registrable Securities	Section 5.5(b)(ii)
Parties	Preamble
Piggyback Registration	Section 5.5(a)
Piggyback Requests	Section 5.5(a)
Purchase Agreement	Recitals
Registration Expenses	Section 5.8
Request	Section 5.1
Requested Information	Section 5.9
Shelf Registration Statement	Section 5.1(b)
Stockholder	Preamble
Stockholder Party	Section 6.7
Takedown Prospectus Supplement	Section 5.1
Takedown Request	Section 5.1
Third Party Acquisition	Section 4.2(c)
Transfer	Section 2.1
WKSI	Section 5.1(b)

Section 1.3.          Construction. Unless expressly specified otherwise, whenever used in this Agreement, the terms “Article,” “Exhibit,” “Schedule” and “Section” refer to articles, exhibits, schedules and sections of this Agreement.  Whenever used in this Agreement, the terms “hereby,” “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including all articles, sections, schedules and exhibits hereto. Whenever used in this Agreement, the terms “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.  Whenever the context of this Agreement permits, the masculine, feminine or neuter gender, and the singular or plural number, are each deemed to include the others.  “Days” means calendar days unless otherwise specified.  Unless expressly specified otherwise, all payments to be made in accordance with or under this Agreement shall be made in U.S. Dollars ($).  References in this Agreement to particular sections of a Law shall be deemed to refer to such sections or provisions as they may be amended after the date of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party (or any Affiliate thereof) by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

TRANSFER RESTRICTIONS

Section 2.1.           Restrictions on Transfer. The right of the Stockholder to directly or indirectly, in any single transaction or series of related transactions, sell, give, assign, pledge, grant a security interest in, hypothecate, offer or otherwise transfer (or enter into any Contract, Derivative Instrument (other than a Derivative Instrument that is a Hedging Arrangement that does not settle into Shares prior to the expiration of the Lock-up Period or other obligation regarding the future sale, assignment, pledge or transfer of) Beneficial Ownership of (each, a “Transfer”) any Shares is subject to the restrictions set forth in this Article 2, and no Transfer of Shares by the Stockholder may be effected except in compliance with this Article 2 and in accordance with all applicable Laws.  Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company or any local custodian or transfer agent.

(a)           Until the expiration of the Lock-Up Period, the Stockholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares without the prior written consent of the Company, other than the following Transfers (each, a “Lock-Up Period Permitted Transfer”):

(i)          a Transfer of Shares in response to a tender or exchange offer by any Person or a Third Party Acquisition that has been approved or recommended by the Board of Directors;

(ii)         a Transfer of Shares to the Company or a Subsidiary or controlled Affiliate of the Company;

(iii)        a Transfer of Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original party hereto;

(iv)        a Transfer required by Law;

(v)         a Transfer that has been approved in advance by the Board of Directors or a duly authorized committee thereof;

(vi)        a Transfer of Shares pursuant to Section 5.5 and meeting the requirements of Section 2.1(c)(ii);

(vii)       distribution in kind to the Stockholder’s equityholders in connection with the bona fide winding up or dissolution of the Stockholder; and

(viii)      a Transfer of Shares in connection with which the Stockholder’s rights under this Agreement are assigned to the Transferee pursuant to Section 6.6(b)(i).

(b)           Following the Lock-Up Period, the Stockholder shall be entitled to Transfer any Shares in its sole discretion, provided that Stockholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares:

(i)          other than in accordance with all applicable Laws and the other terms and conditions of this Agreement;

(ii)         that would result in the Transfer by Stockholder (together with its Group Members) on any trading day of shares totaling more than 25% of the four-week average daily trading volume of the Company’s Common Stock reported for the security during the four calendar weeks preceding the week in which the Transfer is to be effected, except in a privately negotiated sale (including block trades) or in an underwritten public offering (including block trades and whether or not such offering is marketed) in compliance with the Securities Act; or

(iii)        to a Prohibited Transferee (except in a Non-Prohibited Transfer).

(c)           A “Non-Prohibited Transfer” means, in each case, so long as such Transfer is in accordance with applicable Law:

(i)          any Lock-Up Period Permitted Transfer;

(ii)         a Transfer of Shares effected through an offering constituting a “public offering” as defined in applicable stock exchange rules, pursuant to an exercise of the registration rights provided in Article 5;

(iii)        a Transfer of Shares effected through a “brokers’ transaction” as defined in Rule 144(g) executed on a securities exchange or over the-counter market by a securities broker-dealer acting as agent for the Stockholder (so long as such Transfer is not directed by the Stockholder to be made to a particular counterparty or counterparties);

(iv)        a Transfer of Shares to a counterparty in connection with a Hedging Arrangement, including any related Transfer of Shares or other Equity Securities by any such counterparty to any other Person (so long as such Transfer by such counterparty is not at the express direction of the Stockholder and the counterparty is not a Prohibited Transferee);

(v)         a Transfer of Shares in any underwritten offering (including block trades and whether or not such offering is marketed).

(d)           Notwithstanding anything to the contrary contained herein, the Stockholder shall at no time Transfer, or cause or permit the Transfer of, any Shares, if such Transfer would violate any applicable Law or, until the Stockholder and its Group Members collectively Beneficially Own a number of Shares less than 5% of the then issued and outstanding shares of Common Stock, in connection with any “tender offer” (as such term is used in Regulation 14D under the Exchange Act) not approved or recommended by the Board of Directors.

(e)           Nothing in this Agreement shall prevent the Stockholder or its Representatives from entering into discussions with the Company or one or more financial institutions in connection with a Lock-Up Period Permitted Transfer or an offering to be effected pursuant to Section 5.4 and 5.5 after the end of the Lock-up Period and cooperating with the Company or one or more financial institutions in preparing a Registration Statement be filed upon expiration of the Lock-up Period in accordance with Article 5, provided that such discussions and cooperation are not publicly disclosed by the Stockholder.

(f)           The entry by the Stockholder into a Hedging Arrangement with respect to Shares shall be deemed to be a Transfer of such Shares for purposes of this Agreement and shall be subject to the provisions of this Section 2.1 unless such Hedging Arrangement does not settle into Shares prior to the expiration of the Lock-up Period.

(g)           The pledge of or grant of security interest in any Shares with respect to the following shall not be deemed to be a Transfer of such Shares for purposes of this Agreement: (i) any Hedging Arrangements that do no settle into Shares prior to the expiration of the Lock-up Period or (ii) the Stockholder’s Credit Agreement, dated as of June 5, 2015, as amended (the “Credit Agreement”), among Colfax Corporation, as the borrower, certain U.S. subsidiaries of Colfax Corporation identified therein, as guarantors, each of the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swing line lender and global coordinator, and the collateral documents related thereto, as such Credit Agreement and collateral documents may be amended, modified, refinanced or replaced from time to time.

ARTICLE 3

VOTING

Section 3.1.            Voting Agreement.

(a)            So long as the aggregate number of Shares that are Beneficially Owned by the Stockholder and its Group Members, as a group, is greater than or equal to 5% of the then issued and outstanding shares of Common Stock, the Stockholder shall cause all of the Voting Securities that are Beneficially Owned by it or any of its Group Members or over which it or any of its Group Members has voting control to be voted with respect to any action, proposal or matter to be voted on by the stockholders of the Company (including through action by written consent), in a manner proportionally consistent with the vote of shares of Common Stock not Beneficially Owned by the Stockholder or any of its Group Members.

(b)           So long as the aggregate number of Shares that are Beneficially Owned by the Stockholder and its Group Members, as a group, is greater than or equal to 5% of the then issued and outstanding shares of Common Stock, with respect to any matter that the Stockholder is required to vote on in accordance with Section 3.1(a), the Stockholder shall cause each Voting Security owned by it or over which it has voting control to be voted at all meetings of stockholders of the Company, either by completing the proxy forms distributed by the Company or by having a designated proxy present at the meeting.  The Stockholder shall use reasonable best efforts to deliver the completed proxy form to the Company no later than five (5) Business Days prior to the date of such meeting. Upon the written request of the Company, the Stockholder hereby agrees to use reasonable best efforts to take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 3.1(b).

ARTICLE 4

STANDSTILL

Section 4.1.            During the Standstill Period, the Stockholder shall not, directly or indirectly, and shall cause its Representatives (to the extent acting on behalf of the Stockholder) and Group Members directly or indirectly not to, without the prior written consent of, or waiver by, the Company:

(a)           subject to Section 4.2, acquire, offer or seek to acquire, agree to acquire or make a proposal (including any private proposal to the Company or the Board of Directors) to acquire, by purchase or otherwise, any securities (including any Equity Securities or Voting Securities, but excluding debt securities) or Derivative Instruments, or direct or indirect rights to acquire any securities (including any Equity Securities or Voting Securities, but excluding debt securities) or Derivative Instruments, of the Company or any Subsidiary or Affiliate of the Company, or any securities (including any Equity Securities or Voting Securities, but excluding debt securities) or indebtedness convertible into or exchangeable for any such securities; provided that the Stockholder may acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire Shares (and any securities (including any Equity Securities or Voting Securities, but excluding debt securities) convertible into or exchangeable for Shares) and Derivative Instruments, if, immediately following such acquisition, the collective Beneficial Ownership of Shares of the Stockholder and its Group Members, as a group, would not exceed the Standstill Level; provided that nothing in this Agreement, including in this Section 4.1(a), shall prohibit the Stockholder or any of its Group Members from making a non-public offer to the Board of Directors so long as the Stockholder or such Group Member reasonably believes that such offer will not result in the Company or the Stockholder or their Affiliates being required by applicable law to disclose the making of such offer promptly following the making thereof;

(b)           offer, or seek to acquire, fund or participate in any acquisition of assets or business of the Company and its Subsidiaries;

(c)           conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act) involving Equity Securities, Voting Securities or any securities convertible into, or exercisable or exchangeable for, Equity Securities or Voting Securities, in each case not approved by the Board of Directors;

(d)           otherwise act in concert with others to seek to change, control or influence the Board of Directors or stockholders, policies or management of the Company or its Subsidiaries or Affiliates;

(e)           make or join or become a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in (or encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC), or consent to vote any Voting Securities or any of the voting securities of any Subsidiaries or Affiliates of the Company (including through action by written consent), or otherwise knowingly advise or influence any Person with respect to the voting of any securities of the Company or its Subsidiaries or Affiliates;

(f)            make any public announcement with respect to, or solicit or submit a proposal for, or offer, seek, publicly propose or indicate an interest in (with or without conditions) or fund any merger, consolidation, business combination, “tender offer” (as such term is used in Regulation 14D under the Exchange Act), recapitalization, reorganization, purchase or license of a material portion of the assets, properties, securities or indebtedness of the Company or any Subsidiary or Affiliate of the Company, or other similar extraordinary transaction involving the Company, any Subsidiary of the Company or any of its securities or indebtedness, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(g)           seek the election of or seek or acquire right to appoint or place a representative on the Board of Directors or seek the removal of any director from the Board of Directors;

(h)          form, join, become a member or otherwise participate in a Group (other than with the Stockholder, any of its Group Members or any counterparty (other than a Prohibited Transferee) in connection with a Hedging Arrangement that complies with Section 2.1(c)(iv)) with respect to the securities of the Company or any of its Subsidiaries or Affiliates;

(i)           deposit any Voting Securities in a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Voting Securities (in each case, other than (i) with the Stockholder or any of its wholly-owned Subsidiaries, (ii) as part of a Hedging Arrangement that complies with Section 2.1(c)(iv) or (iii) in accordance with Section 3.1);

(j)            make any proposal or disclose any plan, or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to make any public proposal or disclose any plan on its or their behalf, inconsistent with the foregoing restrictions;

(k)           knowingly take any action or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to take any action on its or their behalf, that would reasonably be expected to require the Company or any of its Subsidiaries or Affiliates to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 4.1;

(l)            knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(m)          directly or indirectly, contest the validity of, any provision of this Section 4.1 (including this subclause) or Section 3.1 (whether by legal action or otherwise).

Section 4.2.            Notwithstanding anything herein to the contrary, the prohibition in Section 4.1(a) shall not apply to the activities of the Stockholder or any of its Group Members in connection with:

(a)           acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board of Directors; or

(b)           acquisitions made in connection with a transaction or series of related transactions in which the Stockholder or any of its Group Members acquires a previously unaffiliated business entity that Beneficially Owns Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, at the time of the consummation of such acquisition.

Notwithstanding anything herein to the contrary, the prohibition in Section 4.1(a) shall immediately terminate, and the Stockholder and its Affiliates may engage in any of the activities specified in Section 4.1, in the event that

(a)           the Company publicly announces that it has entered into an agreement with any Person or Group which provides for (i) the acquisition by such person or group of more than 50% of the Common Stock or all or a majority of the assets of the Company or (ii) any merger, consolidation or similar business combination, including as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change; involving the Company and such Person or Group (each, a “Third Party Acquisition”);

(b)           the Board of Directors recommends that stockholders of the Company tender their shares of Common Stock or vote in favor of a Third Party Acquisition; or

(c)           any Person or Group (i) acquires Beneficial Ownership of more than 50% of the outstanding Common Stock , (ii) makes an offer which if fully subscribed would result in such Person or Group acquiring Beneficial Ownership of more than 50% of the outstanding Common Stock , or (iii) publicly announces an intention to engage in a Third Party Acquisition, and, in the case of clause (ii) or (iii), the Company does not, within ten (10) Business Days of public announcement thereof by such Person or Group, publicly oppose and/or recommend to its stockholders that they not accept such offer or support such Third Party Acquisition.

Notwithstanding any of the foregoing, nothing in this Agreement shall restrict any of the Stockholder’s Representatives from effecting or recommending transactions in securities (A) in the ordinary course of its business as an investment advisor, broker, dealer in securities, market maker, specialist or block positioner and (B) not at the direct or request of the Stockholder or any of its Affiliates.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.1.            Demand Registration.

(a)          Subject to the Stockholder’s satisfaction of its obligations under Section 5.25 of the Purchase Agreement with respect to the financial statements then required, from and after the end of the Lock-Up Period, the Stockholder may request in writing (a “Request”) (a) that the Company file a prospectus supplement (the “Takedown Prospectus Supplement”) to an effective Shelf Registration Statement filed pursuant to Rule 424 under the Securities Act with respect to the Registrable Securities identified in the Request (a “Takedown Request”) or, (b) if such Shelf Registration Statement is not available for the resale of the Registrable Securities, including if for any reason the Company shall be ineligible to maintain or use a Shelf Registration Statement, that the Company register under the Securities Act all or part of the Registrable Securities that are Beneficially Owned by the Stockholder or its Affiliates (i) on a Registration Statement on Form S-3 or, (ii) if the Company is not then eligible to file a Form S-3, any other available form (a “Demand Registration”), in each case, including sales or distributions by way of underwritten offering, block trade or other distribution plan designated by the Stockholder. The Stockholder shall be entitled to make no more than three (3) Requests for an underwritten offering in any twelve-month period (it being understood that each underwritten offering (including any underwritten block trade) under this Agreement shall count as a Request, even if such offering is a Takedown Request conducted pursuant to a Shelf Registration Statement and regardless of whether such offering is publicly marketed before or after the underwriters agree to purchase the Registrable Securities, unless the Stockholder withdraws its request in the circumstances described in the second sentence of Section 5.6), and each such Request shall be to register an amount of Registrable Securities equal to the lesser of (i) an aggregate market value as of the date of such Request of at least fifty million dollars ($50,000,000) and (ii) the total outstanding Registrable Securities then held by the Stockholder; provided, that any Request pursuant to this clause (ii) shall have a minimum aggregate market value as of the date of such Request of at least twenty-five million dollars ($25,000,000).  The Company shall not be obligated to effect a Demand Registration or Takedown Request during the sixty (60) day period following the effective date of a Registration Statement pursuant to any other Demand Registration or the closing of any underwritten offering pursuant to a Takedown Request.  Each Request pursuant to this Section 5.1(a) shall be in writing and shall specify the number of Registrable Securities requested to be registered and the intended method of distribution of such Registrable Securities. Nothing in this Article 5 shall affect, supersede or otherwise modify any of the restrictions on Transfer set forth in Article 2 or any other provision of this Agreement.  For the avoidance of doubt, underwritten overnight bought deals will count as a Request.

(b)          Subject to the Stockholder’s satisfaction of its obligations under Section 5.25 of the Purchase Agreement with respect to the financial statements then required, the Company shall use its reasonable best efforts to file within ninety (90) days after the Closing Date an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3 (an “Automatic Shelf Registration Statement”), or if the Company does not qualify as a well-known seasoned issuer as defined in Rule 405 under the Securities Act (a “WKSI”), a Registration Statement (which shall be on Form S-3 if the Company is then eligible to use such form) permitting the public resale of Registrable Securities, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder (including any Automatic Shelf Registration Statement, a “Shelf Registration Statement”), or otherwise designating an existing Shelf Registration Statement with the SEC, covering the sale or distribution of all of the Registrable Securities from time to time by the Stockholder pursuant to one or more Takedown Requests, including by way of underwritten offering, block trade or other distribution plan designated by the Stockholder, and to cause such Shelf Registration Statement to become or be deemed effective by the end of the Lock-up Period.

Section 5.2.           Restrictions on Registrations.  The Company may postpone the filing or the effectiveness of a Registration Statement or of a supplement or amendment thereto (including any Takedown Request) or suspend the use of an effective Registration Statement if the Board of Directors determines in good faith that such Demand Registration or Shelf Registration, as the case may be, would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its Subsidiaries or (ii) require disclosure of information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Company, after consultation with outside counsel to the Company, believes would materially and adversely affect the Company (any such period to be referred to as a “Blackout Period”).  The Company shall not exercise its postponement rights in this Section 5.2 more than twice during any period of twelve (12) consecutive months and such Blackout Period shall not be more than seventy-five (75) days and all Blackout Periods (irrespective of individual duration) shall not total more than ninety (90) days during any such period of twelve (12) consecutive months; provided that a Blackout Period may not commence less than 30 days following the end of the most recently completed Blackout Period.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be permitted to file a registration statement to register for sale, or to conduct any registered securities offerings (including any “take-downs” off of an effective shelf registration statement) of, any of its securities either for its own account or the account of any security holder or holders during any Blackout Period.

Section 5.3.           Maintenance of Shelf Registration Statements.    The Company shall use its reasonable best efforts and take all actions required or reasonably requested by the Stockholder to maintain the effectiveness of its Shelf Registration Statement until the earlier of  such time as (i) all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant thereto and (ii) such Registrable Securities cease to be Registrable Securities, in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and subject to the Blackout Periods set forth in Section 5.2 including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder.  The Company shall pay the registration fee with respect to the filing of a Shelf Registration Statement or, in the case of an Automatic Shelf Registration Statement, a “take-down” from such Automatic Shelf Registration Statement within the time period required by applicable Law.  If, at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Registration Statement or Shelf Registration Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3, have such Shelf Registration Statement declared effective by the SEC and keep such Shelf Registration Statement effective during the period in which such Shelf Registration Statement is required to be kept effective in accordance with this Article 5.

Section 5.4.          Selection of Underwriters; Underwritten Offering.  If the Stockholder so notifies the Company in a Request, the Company shall use its reasonable best efforts to cause a Demand Registration or Takedown Request to be in the form of an underwritten offering.  In connection with any underwritten Demand Registration or Takedown Request, the Stockholder shall have the right to select the managing underwriter, provided, that such underwriter shall be a nationally recognized investment bank.  Within two (2) Business Days following the Stockholder’s Request, the Company shall have the right to select an additional underwriter to serve as co-managing underwriter with equal economics but listed to the right of the managing underwriter selected by the Stockholder, provided, that such underwriter shall be a nationally recognized investment bank reasonably acceptable to the Stockholder and provided further that the Company shall not have the right to select an additional underwriter for overnight block trades where such selection would, in the reasonable judgement of the Stockholder, have a materially adverse effect on the success of the offering.  The Stockholder may not participate in any registration under this Agreement which is underwritten unless the Stockholder agrees to sell the Registrable Securities held by the Stockholder on the basis provided in any underwriting agreement with the underwriters and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other customary documents reasonably required under the terms of such underwriting arrangements.

Section 5.5.            Piggyback Registrations.

(a)           If the Company determines to publicly sell in an underwritten offering (including, for the avoidance of doubt, a “take-down” pursuant to a prospectus supplement to an effective shelf registration statement) or register for sale any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 5.1, a registration relating solely to any employee or director equity or equity-based incentive or compensation plan or arrangement or any similar employee or director compensation or benefit plan on Form S-8, a registration relating to the offer and sale of securities of any class other than the Registrable Securities even if such securities are convertible or exchangeable into securities of the same class as Registrable Securities, or a registration relating solely to a corporate reorganization (including by way of merger of the Company or any of its Subsidiaries with any other business) or acquisition of another business, any registration relating solely to an exchange of the Company’s own securities or a registration on any registration form that does not permit secondary sales (a “Piggyback Registration”), the Company shall (i) as soon as reasonably practicable but in no event less than five (5) Business Days prior to the initial filing of a registration statement or preliminary prospectus supplement, as the case may be, in connection with such Piggyback Registration (or less than two (2) days prior to the date of the commencement of any such offering if such Piggyback Registration is conducted as an underwritten unmarketed block trade) give written notice of its intention to effect such sale or registration to the Stockholder and (ii) subject to Section 5.5(b) and Section 5.5(c), include in such Piggyback Registration and in any underwriting involved therein (whether prior to or following the expiration of the Lock-Up Period) all of such Registrable Securities as are specified in a written request or requests (“Piggyback Requests”) made by the Stockholder received by the Company within three (3) days of receipt of such notice from the Company (or two (2) days with respect to an underwritten umarketed block trade).  Such Piggyback Requests shall specify the number of Registrable Securities requested to be disposed of by the Stockholder.

(b)           If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the aggregate number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the success of such offering (including an adverse effect on the offering price), the Company shall include in such registration only such securities as the Company is advised by such managing underwriters can be sold without such an effect, which securities shall be included in the following order of priority:

(i)          first, the securities the Company proposes to sell,

(ii)         second, the securities requested to be included in such registration by the Stockholder, and

(iii)        third, any other securities requested to be included in such registration.

(c)           If a Piggyback Registration is an underwritten secondary offering on behalf of any holder of Other Registrable Securities, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the success of such offering (including an adverse effect on the offering price), the Company shall include in such registration only such securities as the Company is advised by such managing underwriters can be sold without such an effect, which securities shall be included in the following order of priority:  (i) first, the securities requested to be included in such registration by the Stockholder and the Other Registrable Securities requested to be included in such registration on a pro rata basis and (ii) second, any other securities requested to be included in such registration.

(d)          The Company and any holder of Other Registrable Securities initiating any Piggyback Registration shall have the right to, in its sole discretion, defer, terminate or withdraw any registration initiated by it under this Section 5.5 whether or not the Stockholder has elected to include any Registrable Securities in such registration.

Section 5.6.           Withdrawals. The Stockholder may withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Registration Statement.  If such withdrawal is made primarily as a result of the failure of the Company to comply with any provision of this Agreement, the Company shall be responsible for the payment of all Registration Expenses in connection with such registration and such registration shall not count as a Demand Registration for purposes of Section 5.1.  In the case of any other withdrawal, the Stockholder shall pay for the Registration Expenses associated with the withdrawn registration unless the Stockholder counts such withdrawn registration as one of its three (3) Requests referred to in Section 5.1(a).

Section 5.7.           Registration Procedures. Whenever the Stockholder has made a Request in accordance with Section 5.1 that any Registrable Securities be registered pursuant to this Agreement, the Company shall as expeditiously as reasonably practicable:

(a)           (i) no later than fifteen (15) days, in connection with a Demand Registration, or five (5) Business Days, in connection with a Takedown Request (or two (2) Business Days if the offering requested in the Takedown Request is to be conducted as an underwritten unmarketed block trade), after the receipt by the Company of the applicable Request but subject to the Blackout Periods set forth in Section 5.2, the Company shall prepare and file with the SEC a Required Registration Statement or Takedown Prospectus Supplement, as the case may be, providing for the registration under the Securities Act or the offering of the Registrable Securities which the Stockholder has specified in the applicable Request and in accordance with the intended methods of distribution thereof specified in such Request.  The Company shall use reasonable best efforts (A) to have such Required Registration Statement, in connection with a Demand Registration, declared effective by the SEC as soon as practicable thereafter and subject to the Blackout Periods set forth in Section 5.2, to keep such Required Registration Statement continuously effective for a period of at least ninety (90) days (or, in the case of an underwritten offering, such period as the underwriters may reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which shall terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or Required Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement or Required Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or Required Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky Laws, or any rules and regulations thereunder, and (B) to keep the Shelf Registration Statement related to the Takedown Prospectus Supplement in connection with a Takedown Request continuously effective pursuant to Section 5.3, and (ii) before filing such Required Registration Statement or Takedown Prospectus Supplement, as the case may be, or any amendments or supplements thereto, or before using any Issuer Free Writing Prospectus related to the offer and sale of Registrable Securities, provide to the Stockholder and any managing underwriter(s) and their respective counsel, copies of all documents proposed to be filed or furnished or used, including documents incorporated by reference (but excluding the portions of such documents that are or will be subject to a request for confidential treatment), and the Stockholder and the managing underwriter(s) and their respective counsel shall have the reasonable opportunity to review and comment thereon, and the Company will make such changes and additions thereto as may reasonably be requested by the Stockholder and the managing underwriter(s) and their respective counsel prior to such filing or use, unless the Company reasonably objects to such changes or additions; provided, however, that the Company shall not file any amendment or supplement or Issuer Free Writing Prospectus to which the Stockholder or the underwriters or their respective counsel, shall reasonably object;

(b)          prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith and the Takedown Prospectus Supplement, if applicable, and any Issuer Free Writing Prospectus related to the offer and sale of Registrable Securities (subject to the review and comment provisions set forth in Section 5.7(a) and Section 5.2 above) and perform such other actions (including those described in Section 5.3 with respect to an Automatic Registration Statement) as may be necessary to maintain the effectiveness of such Registration Statement and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and such Takedown Prospectus Supplement for the applicable periods set forth herein;

(c)           furnish to the Stockholder and each managing underwriter or other purchaser and their respective counsel such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and the Takedown Prospectus Supplement, if applicable, (in each case including all exhibits other than those which are being incorporated into such Registration Statement by reference and that are publicly available), any Issuer Free Writing Prospectus related to the offer and sale of Registrable Securities and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;

(d)          use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions in the United States as the Stockholder or any managing underwriter or other purchaser may reasonably requests, and to continue such registration or qualification in effect in such jurisdiction and to maintain any such approval for as long as permissible pursuant to the laws of such jurisdiction and the regulations of the Governmental Authority, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Stockholder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction where it is not so subject;

(e)           in the event of any offering of Registrable Securities pursuant to a Registration Statement, (i) enter into an underwriting agreement or similar agreement, in usual and customary form, with the managing underwriter(s) or other purchaser(s) of Registrable Securities in such offering and use reasonable best efforts to take such other actions as the Stockholder, managing underwriter(s) or other purchaser(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, (ii) cause its senior officers to participate in “road shows” and investor presentations and other information meetings organized by the managing underwriter(s) or other purchaser(s) and otherwise reasonably cooperate with the managing underwriter(s) or other purchaser(s) in connection with customary marketing activities (provided however, in no circumstance shall the Company be required to participate in road shows or other information meetings in connection with more than three (3) such offerings in any twelve (12)-month period) and (iii) cause to be delivered to the Stockholder and the underwriter(s) or other purchaser(s) opinions of counsel to the Company addressed to the underwriter(s) or other purchaser(s), in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriter(s) or other purchaser(s) may request;

(f)            notify the Stockholder and each managing underwriter or other purchaser and their respective counsel, at any time when a prospectus relating thereto (including a Takedown Prospectus Supplement) is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, the Takedown Prospectus Supplement, any Issuer Free Writing Prospectus related to the offer and sale of Registrable Securities, or any document incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, not misleading, and in such case, subject to Section 5.2, the Company shall promptly prepare a supplement or amendment to such prospectus, Takedown Prospectus Supplement, Issuer Free Writing Prospectus or document so that, as thereafter delivered to the holders of such Registrable Securities, such prospectus, Takedown Prospectus Supplement, Issuer Free Writing Prospectus or document shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, not misleading;

(g)           use its reasonable best efforts to cause all such Registrable Securities which are registered to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such Registration Statement and, unless such shares are in book-entry form only, facilitate the timely preparation of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends, in such denominations and registered in such names as the selling holders shall request prior to the closing of the offering;

(i)            enter into such customary agreements and use reasonable best efforts to take all such other actions as the Stockholder and the underwriter(s) or other purchaser(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j)            make available for inspection by the Stockholder and any underwriter or other purchaser participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other agent retained by the Stockholder (including the attorney appointed by the Company) or any underwriter or other purchaser, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all other information reasonably requested by the Stockholder or any such underwriter or other purchaser, attorney, accountant or agent in connection with such Registration Statement;

(k)           if such offering of Registrable Securities is made pursuant to a Registration Statement, use reasonable best efforts to obtain “comfort” letters dated the pricing date and the closing date of the offering of the Registrable Securities under the underwriting or other agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters in connection with underwritten offerings as the Stockholder, managing underwriter(s) or other purchaser(s) reasonably request;

(l)            use reasonable best efforts to furnish, , at the request of the Stockholder on the date such securities are delivered to the underwriter(s) or other purchaser(s) for sale pursuant to such registration or are otherwise sold pursuant thereto, an opinion and a “10b5” letter, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriter(s) or other purchaser(s) covering such legal and other matters with respect to the registration in respect of which such opinion is being given and such letter is being delivered as the Stockholder, underwriter(s) or other purchaser(s) may reasonably request and are customarily included in such opinions and letters;

(m)          subject to Section 5.2, use reasonable best efforts to prevent the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of the Registration Statement or obtain the withdrawal of any such order if it is issued;

(n)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)           to the extent permitted by applicable Law, make available to the Stockholder an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self–regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement; respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review;

(p)          reasonably cooperate with the Stockholder and each underwriter or other purchaser participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(q)           notify in writing the Stockholder and the underwriter or other purchaser, if any, and their respective counsel of the following events as promptly as reasonably practicable:

(i)          the filing of and effectiveness of any such Registration Statement and the filing of any Issuer Free Writing Prospectus related to the offer or sale of Registrable Securities;

(ii)         any request by the SEC for amendments or supplements to the Registration Statement, the prospectus, the Takedown Prospectus Supplement, or any Issuer Free Writing Prospectus related to the offer or sale of Registrable Securities or for additional information and when same has been filed and become effective;

(iii)        the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose;

(iv)        the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction; and

(v)         the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for the sale under the securities or blue sky Laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(r)            to the extent requested in writing by the lead managing underwriter(s) or other purchaser(s) with respect to an underwritten offering of Equity Securities, agree, and cause the directors or officers of the Company to agree, to enter into customary agreements restricting the sale or distribution of Equity Securities during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the offering is made pursuant to a Shelf Registration Statement), pursuant to which such offering shall be made, plus an extension period, as may be proposed by the lead managing underwriter(s) or other purchaser(s) to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriter(s) or other purchaser(s); and

(s)           use reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information regarding the Stockholder as the Company may from time to time reasonably request specifically for use in connection with any such Registration Statement or prospectus.

Upon notice by the Company to the Stockholder of any Blackout Period, the Stockholder shall keep the fact of any such notice strictly confidential, and during any Blackout Period, discontinue its offer and disposition of Registrable Securities pursuant to the applicable Registration Statement and the prospectus relating thereto and any Takedown Prospectus Supplement for the duration of the Blackout Period set forth in such notice (or until notice of the termination of such Blackout Period shall have been given to the Stockholder in writing by the Company). The Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (f), (q)(ii), (q)(iii), (q)(iv) or (q)(v) above, it shall forthwith discontinue its offer and disposition of Registrable Securities pursuant to the applicable Registration Statement and the prospectus relating thereto and any Takedown Prospectus Supplement until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (q)(ii), or until it is advised in writing by the Company that the use of the applicable prospectus and any Takedown Prospectus Supplement may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Takedown Prospectus Supplement; provided that the Company shall use its reasonable best efforts to supplement or amend the applicable Registration Statement and prospectus and any Takedown Prospectus Supplement as promptly as practicable and shall extend the time periods under clause (a) above with respect to the length of time that effectiveness of a Registration Statement must be maintained by the amount of time that the Stockholder is required to discontinue disposition of such Registrable Securities.

Section 5.8.           Registration Expenses. Subject to Section 6.1, all expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 5.7), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including, with respect to “comfort” letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the Company and reasonably acceptable to the Stockholder, and in the case of the primary outside counsel shall be of national standing (collectively, the “Registration Expenses”) shall be borne by the Company.  The Registration Expenses shall be borne by the Company regardless of whether or not any registration statement is filed or becomes effective.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded and any expenses of the Company incurred in connection with any “road show”. The Stockholder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions relating to the sale of the Stockholder’s Registrable Securities pursuant to any registration.

Section 5.9.           Requested Information. Not less than five (5) Business Days before the expected filing date of each Registration Statement or Takedown Prospectus Supplement pursuant to this Agreement (or as soon as reasonably practical in connection with a Takedown Prospectus Supplement to be filed in connection with an unmarketed block trade), the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such Registration Statement of the information, documents and instruments from such holder that the Company or any underwriter or other purchaser reasonably requests in connection with such Registration Statement or Takedown Prospectus Supplement, including a questionnaire, custody agreement, power of attorney, lockup letter and underwriting or other agreement, each in customary form reasonably acceptable to such holders (the “Requested Information”).  If the Company has not received, on or before the second Business Day before the expected filing date of the Registration Statement or Takedown Prospectus Supplement, the Requested Information from such holder, the Company may file the Registration Statement or Takedown Prospectus Supplement without including Registrable Securities of such holder.  The failure to so include in any Registration Statement or Takedown Prospectus Supplement the Registrable Securities of a holder of Registrable Securities (with regard to that Registration Statement or Takedown Prospectus Supplement) shall not result in any liability on the part of the Company to such holder.

Section 5.10.         Holdback Agreements. The Stockholder agrees to enter into customary agreements restricting the sale or distribution of Equity Securities to the extent reasonably required in writing by the lead managing underwriter(s) with respect to an applicable underwritten primary offering on behalf of the Company relating to the registration of Equity Securities having an aggregate value of at least fifty million dollars ($50,000,000) during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such underwritten offering) and continuing for not more than sixty (60) days after the date of the “final” prospectus (or “final” prospectus supplement if the underwritten offering is made pursuant to a Shelf Registration Statement), pursuant to which such underwritten offering shall be made, plus an extension period, as may be proposed by the lead managing underwriter(s), required to address any applicable FINRA regulations regarding the publishing of research, or such lesser period as is required by the lead managing underwriter(s).  The Stockholder shall not be required to enter into a holdback agreement pursuant to this Section 5.10 (a) at any time when the aggregate number of Shares that are Beneficially Owned by the Stockholder and its Group Members, as a Group, is less than 5% of the shares of Common Stock issued and outstanding, (b) unless the Company and the directors and executive officers of the Company are subject to comparable restrictions, (c) unless the Stockholder has had the opportunity to review and provide reasonable comments on any such holdback agreement and (d) unless the Stockholder was offered an opportunity to participate in the offering pursuant to Section 5.5.  The postponement rights in clause (b) of the first sentence in Section 5.2 and the holdback obligation in this Section 5.10 shall not be applicable to the Stockholder for more than a total of one hundred fifty (150) days during any period of twelve (12) consecutive months.

Section 5.11.         Rule 144 Reporting. With a view to making available to the Stockholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)           file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)           so long as the Stockholder owns any Registrable Securities, furnish to the Stockholder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC and (iii) such other reports and documents as the Stockholder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration, in each case to the extent not readily publicly available.

Section 5.12.         Company Indemnification. The Company agrees to indemnify and hold harmless, to the extent permitted by applicable Law, the Stockholder, its Affiliates and each of its and their respective directors, officers, partners, members, employees, advisors, representatives and agents and each Person, if any, who controls the Stockholder (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including reasonable, documented expenses of investigation and reasonable, documented attorneys’ fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including a Takedown Prospectus Supplement)covering the resale of any Registrable Securities by or on behalf of the Stockholder or any Issuer Free Writing Prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration, except insofar as such untrue statement or omission is based on information contained in any affidavit or statement furnished in writing by the Stockholder for use in connection with such Registration Statement, which shall be limited to the Stockholder’s name, address and number of shares of Registrable Securities owned by the Stockholder.  This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder or any indemnified party and shall survive the transfer of such securities by the Stockholder.

Section 5.13.         Stockholder Indemnification. The Stockholder and any Permitted Transferees jointly and severally agree to indemnify and hold harmless, to the extent permitted by applicable Law, the Company, its Affiliates, its and their respective directors, officers, partners, members and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable, documented expenses of investigation and reasonable, documented attorneys’ fees and expenses) caused by, arising out of or relating to any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including Takedown Prospectus Supplement) covering the resale of any Registrable Securities by or on behalf of the Stockholder or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by the Stockholder for use in connection with such Registration Statement, which shall be limited to the Stockholder’s name, address and number of shares of Registrable Securities owned by the Stockholder.  Notwithstanding the foregoing, the Stockholder shall not be liable for any amounts in excess of the net proceeds received by the Stockholder from sales of Registrable Securities pursuant to the Registration Statement to which the claims relate.  This indemnity shall be in addition to any liability the Stockholder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party and shall survive the transfer of such securities by the Company.

Section 5.14.         Resolution of Claims. Any Person entitled to indemnification pursuant to this Article 5 shall give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification; provided that the failure so to notify the indemnifying Party shall not relieve the indemnifying Party of any liability that it may have to the indemnified party hereunder except to the extent that the indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure.  If notice of commencement of any such action is given to the indemnifying Party as above provided, the indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party.  The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (a) the indemnifying Party agrees to pay the same, (b) the indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party within a reasonable amount of time after receipt of notice of such claim from the Indemnified Parry or (c) the named parties to any such action (including any impleaded parties) include both the indemnifying Party and the indemnified party and such parties have been advised by such counsel that either (i) representation of such indemnified party and the indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (ii) it is reasonably foreseeable that there will be one or more material legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying Party.  In any of such cases, the indemnified party shall have the right to participate in the defense of such action with its own counsel, the reasonable, documented out-of-pocket fees and expenses of which shall be paid by the indemnifying Party, it being understood, however, that the indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties.  No indemnifying Party shall be liable for any settlement entered into without its written consent (such consent not to be unreasonably withheld, conditioned or delayed).  No indemnifying Party shall, without the consent of such indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding and (y) does not include an omission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 5.15.         Contribution. If the indemnification provided for in Section 5.12 or Section 5.13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying Party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying Party on the one hand and of the indemnified party on the other in connection with such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying Party and of the indemnified party shall be determined by a court of Law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of any loss, claim, damage or liability referred to above shall be deemed to include, subject to the limitations set forth in this Section 5.15, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5.15 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.15.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5.16.         Company Facilitation of Sale. If any Registrable Securities are certificated and bear any restrictive legend, or are held in non-certificated book-entry form and are subject to any stop transfer or similar instruction or restriction, the Company shall upon the request of the holder of such Registrable Securities, as applicable, promptly cause such legends to be removed and new certificates without any restrictive legends to be issued or cause such stop transfer or similar instructions or restrictions to be promptly terminated and removed, including by delivering customary representation letters and instruction letters to the transfer agent reasonably acceptable to the transfer agent, if (a) such Registrable Securities have been resold pursuant to an effective Registration Statement or (b) the holder of such Registrable Securities provides the transfer agent with reasonable assurance that such Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 or otherwise without registration and without any restriction whatsoever under the applicable requirements of the Securities Act, including an opinion of outside legal counsel (the reasonable costs and expenses of which shall be reimbursed by the Company), reasonably acceptable to the transfer agent, to such effect.

Section 5.17.         Transfers. To the extent that any Registrable Securities are Transferred, the obligations of the Company shall not be expanded in any respect and, the registration rights provided for in this Article 5, to the extent assigned, shall be shared by all holders of Registrable Securities and all such persons shall be jointly and severally liable for any obligations.

Section 5.18.         WKSI Status. The Company is not an ineligible issuer and is a WKSI, in each case as defined under the Securities Act, and is currently eligible to file and use an Automatic Shelf Registration Statement.

ARTICLE 6

MISCELLANEOUS

Section 6.1.           Fees and Expenses. Except as otherwise provided in this Agreement (including in Section 5.8), each Party shall pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

Section 6.2.           Term.  Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon such time as there are no Registrable Securities, except for the provisions of Sections 5.8, 5.12, 5.13, 5.14, 5.15 and this Article 6, which shall survive such termination.

Section 6.3.           Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses:

If to the Company, to:

CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA  01803
Attn:       Jennifer H. Allen, Esq.
SVP & General Counsel

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, N.W.
Washington, D.C.  20006
Attn:       Stephanie C. Evans, Esq.
Joseph B. Conahan, Esq.

If to the Stockholder, to:

Colfax Corporation
420 National Business Parkway
Annapolis Junction, MD  20701
Attn:       General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY  10036
Attn:  Ann Beth Stebbins, Esq.

Any Party may, by delivery of written notice to the other Parties, change the address to which such notices and other communications are to be given in connection with this Agreement.

Section 6.4.           Counterparts; Entire Agreement; Corporate Power; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  This Agreement and the Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein.  Each Party acknowledges that it and the other Parties may execute this Agreement by manual, stamp, mechanical or electronic signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp, mechanical or electronic signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement.  Each Party expressly adopts and confirms a stamp, mechanical or electronic signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 6.5.          Amendments and Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Stockholder or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.6.          Successors and Assigns. Subject to clauses (a) and (b) below, this Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(a)           The Company may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Stockholder; provided that no such consent shall be required for any assignment by the Company of its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets.

(b)           The Stockholder may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided that no such consent shall be required for (i) subject to Section 6.6(d), any assignment by the Stockholder of its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction in or to which the Stockholder is a constituent Person or the transfer, sale, lease, conveyance or disposition of all or substantially all of the Stockholder’s assets, if such assignee agrees in writing to be bound by the terms of this Agreement or (ii) (x) the assignment or delegation by the Stockholder of any of its rights or obligations under this Agreement to a Permitted Transferee or (y) in any other Transfer made in accordance with Article 2 of at least 5% of the issued and outstanding shares of Common Stock of the Company as of the date of the Purchase Agreement, if, in the case of (ii)(x) and (ii)(y) above, such transferee agrees in writing to be bound by the terms of this Agreement and together with the Stockholder and any prior transferees shall be deemed the Stockholder; provided further that no such assignment or delegation shall relieve the Stockholder of its obligations under this Agreement until such time as the Stockholder no longer Beneficially Owns any Registrable Securities.

(c)           Except as provided in Section 6.6(d), the covenants and agreements of the Stockholder set forth in Articles 2, 3 and 4 shall not be binding upon or restrict any transferee of Shares other than Permitted Transferees in accordance with Section 2.1(a)(iii) or any transferee of Shares pursuant to a Transfer in connection with which the Stockholder’s rights under this Agreement are assigned to the transferee pursuant to Section 6.6(b)(i), and no transferee of Shares other than such Permitted Transferees or a transfer of the Stockholder’s rights pursuant to Section 6.6(b) shall have any rights under this Agreement.

(d)          The Stockholder will not enter into any transaction pursuant to which any Person would become its ultimate parent entity (such that the Stockholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Stockholder’s equity securities or assets have been acquired by another Person) without causing such Person to assume all of the Stockholder’s obligations under this Agreement effective as of the consummation of such transaction.

Section 6.7.           Non-Affiliation. From and after the date of this Agreement, the Company shall not and shall not cause, direct or permit any of its Subsidiaries or Group Members to (a) identify the Stockholder or any of its Affiliates (each, a “Stockholder Party” and collectively, the “Stockholder Parties”) or otherwise hold any Stockholder Party out to be an Affiliate of the Company or any of its Subsidiaries, except to the extent that such identification is required by applicable Law, by virtue of the Stockholder’s Beneficial Ownership of all or a portion of the Shares or other Equity Securities, and in such case only to the extent so required by Law, or (b) make, enter into, modify or amend any Contract, other than a Contract executed and delivered by any Stockholder Party, that subjects any Stockholder Party or any of its assets or properties (other than the Shares or other Equity Securities held by the Stockholder), tangible or intangible, to any lien, encumbrance, claim, restriction or similar obligation or grants or allows on or with respect to any such assets or properties any right of use, exploitation, access or discovery to or in favor of any Person.

Section 6.8.           Acknowledgment of Securities Laws. Each Party is aware, and shall advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the securities laws of the United States on the purchase or sale of securities by any Person who has received material, nonpublic information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

Section 6.9.           No Third Party Beneficiaries.  Except as expressly provided in Section 5.13, 5.14, 5.15 and 5.16, this Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns.

Section 6.10.         Severability. In the event that any one or more of the terms or provisions of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, or the application of such term or provision to Persons or circumstances or in jurisdictions other than those as to which it has been determined to be invalid, illegal or unenforceable, and the Parties shall use their commercially reasonable efforts to substitute one or more valid, legal and enforceable terms or provisions into this Agreement which, insofar as practicable, implement the purposes and intent of the Parties.  Any term or provision of this Agreement held invalid or unenforceable only in part, degree or within certain jurisdictions shall remain in full force and effect to the extent not held invalid or unenforceable to the extent consistent with the intent of the Parties as reflected by this Agreement.  To the extent permitted by applicable Law, each Party waives any term or provision of Law which renders any term or provision of this Agreement to be invalid, illegal or unenforceable in any respect.

Section 6.11.         Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Agreement is not a Business Day (including where such period of time is measured in calendar days), then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 6.12.         Governing Law and Venue:  Waiver of Jury Trial.

(a)          THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW.  The Parties irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, to the extent the court of Chancery does not have subject matter jurisdiction, the federal courts of the United States of America for the District of Delaware with respect to all matters arising out of or relating to this Agreement and the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement, and waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such Court of Chancery or federal court.  The Parties agree that a final judgment in any such any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.3 or in such other manner as may be permitted by Law shall be valid and sufficient service.

(b)           EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 6.12(b).

Section 6.13.          Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 6.12, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity.  The Parties further agree not to assert that a Exhibit remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

Section 6.14.         No Other Registration Rights. The Company shall not enter into any Contract or other agreement or obligation with respect to its Equity Securities that adversely affects the priorities of the Stockholder or is otherwise inconsistent or in contravention of the Stockholder’s rights hereunder, including its registration rights under Article 5 and the “cut-back” priorities in Section 5.5.

[Signature pages follow]

IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

CIRCOR INTERNATIONAL, INC.

By:	/s/ Jennifer H. Allen
Name: Jennifer H. Allen
Title: Senior Vice President, General Counsel and Secretary

[Signature Page to Stockholder Agreement]

COLFAX CORPORATION

By:	/s/ Daniel Pryor
Name: Daniel Pryor
Title: Executive Vice President

[Signature Page to Stockholder Agreement]